UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 20, 2020

NMI Holdings, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-36174	45-4914248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 Powell Street, 12th Floor, Emeryville, CA
(Address of Principal Executive Offices)
94608
(Zip Code)
(855) 530-6642
(Registrant’s Telephone Number, Including Area Code)
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.01	NMIH	Nasdaq
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement
On March 20, 2020, NMI Holdings, Inc. (the “Company”) and its wholly-owned subsidiary NMI Services, Inc. (the “Guarantor”) entered into that certain (i) Extension Amendment, among the Company, the Guarantor, JPMorgan Chase Bank, N.A., as administrative agent (the “Agent”) and the other Revolving Lenders (as defined in the Credit Agreement) and (ii) Joinder Agreement, among the Company, the Guarantor, the Agent and Citibank, N.A. (together with the Extension Amendment, the “Amendments”), in each case, dated as of March 20, 2020, to the Company’s existing Credit Agreement, dated as of May 24, 2018 (the “Credit Agreement,” as amended by the Amendments, the “Amended Credit Agreement”) among the Company, the Agent and the lender parties thereto.
Prior to the effectiveness of the Amendments, the Credit Agreement provided for (i) a secured term loan credit facility in an aggregate principal amount of $150 million and (ii) a secured revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of up to $85 million. As of the date hereof, no amounts are outstanding under the Revolving Credit Facility. The Amendments amend the Revolving Credit Facility to, among other things, (i) extend the maturity date thereof to February 22, 2023; (ii) reduce the interest rate margin and commitment fees thereunder; and (iii) increase the aggregate principal amount of commitments thereunder to $100 million.
Under the Amended Credit Agreement, the margin under the Revolving Credit Facility ranges from 1.375% to 2.875% per annum for Eurodollar Rate loans and 0.375% to 1.875% per annum for Base Rate loans, in each case based on the Company’s credit ratings. Unused commitments under the Revolving Credit Facility are subject to a commitment fee accruing at a rate that ranges from 0.175% to 0.525% per annum based on the Company’s credit ratings.
The foregoing summary of the Amendments does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Amendments, which are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
The information in Item 1.01 above is incorporated by reference into this Item 2.03.
Item 8.01    Other Events
On March 20, 2020, the Company issued a press release announcing its entry into the Amendments. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 9.01    Financial Statements and Exhibits
(d) Exhibits.

10.1
Extension Amendment, dated as of March 20, 2020, to the Company’s Credit Agreement, dated as of May 24, 2018, by and among the Company, the lender parties thereto and JPMorgan Chase Bank, N.A. as administrative agent

10.2
Joinder Agreement, dated as of March 20, 2020, to the Company’s Credit Agreement, dated as of May 24, 2018, by and among the Company, JPMorgan Chase Bank, N.A. as administrative agent, and Citibank, N.A.

99.1*	Press Release of NMI Holdings, Inc. dated March 20, 2020

104	Cover Page Interactive Data File (embedded within the inline XBRL document)
*furnished herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NMI Holdings, Inc.
(Registrant)

Date: March 20, 2020	By:	/s/ Nicole C. Sanchez
Nicole C. Sanchez
VP, Associate General Counsel

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